Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2022, with respect to our audits of the consolidated financial statements of Adial Pharmaceuticals, Inc. as of December 31, 2021 and 2020 and for the years then ended appearing in the Annual Report on Form 10-K of Adial Pharmaceuticals, Inc. for the year ended December 31, 2021.

/s/ Friedman LLP

Marlton, New Jersey
October 21, 2022